Exhibit 10.30


                 AGREEMENT FOR ASSIGNMENT OF LEASEHOLD INTEREST,
                SUBLEASE OF PROPERTY, LEASEBACK OF REAL PROPERTY
                          AND JOINT ESCROW INSTRUCTIONS


         This  AGREEMENT  FOR  ASSIGNMENT  OF  LEASEHOLD  INTEREST,  SUBLEASE OF
PROPERTY, LEASEBACK OF REAL PROPERTY, AND JOINT ESCROW INSTRUCTIONS (the "Agreement") is made and entered into as of this 30th day of September, 1999, by and between the Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California ("Buyer") and WATKINS-JOHNSON COMPANY, a California corporation, whose address is Stanford Research Park, 3333 Hillview Avenue, Palo Alto, California, 94304-1204,
Attention: Scott G. Buchanan, CFO, Facsimile No. (650) 813-2960 ("Seller").

                                R E C I T A L S:

         A. By that certain Lease dated November 1, 1959, as amended (the "Master Lease") Buyer leased certain unimproved real property consisting of approximately sixteen and three hundred five-one thousandths (16.305) acres, located in the City of Palo Alto, County of Santa Clara, identified as Santa Clara County Assessor's Parcel Number 142-17-014, commonly known as 3333 Hillview Avenue, Buildings 3, 4, and 5, and more particularly described in Exhibit A, which is attached hereto and incorporated herein by reference (the "Leased Land"), to Kern County Land Company, a California corporation, predecessor in interest to Seller. Under Section 31 of the Master Lease (as amended by Section 6 of the Agreement Amending Ground Lease dated September 15,
1997) Buyer has a right of first refusal with respect to any proposed assignment or sublease to a third party of Seller's rights thereunder (the "Stanford First Refusal"). A copy of the Master Lease is attached hereto as Exhibit B and incorporated herein by reference.

         B. Seller has caused to be constructed upon the Leased Land certain improvements consisting of three (3) light industrial buildings containing in the aggregate approximately one hundred fifty-five thousand (155,000) gross square feet (collectively referred to herein as the "Buildings").

         C. By that certain Commercial Sub-Sublease (Buildings 3/4/5), dated as of ___________________, 1997, as amended (the "Sublease"), Seller has subleased portions of the Leased Land and the Buildings (the "Subleased Premises") to W-J TSMD, INC., a California corporation, doing business as Stellex. A copy of the Sublease is attached hereto as Exhibit C and incorporated herein by reference.

         D. By that certain  Lease and  Agreement,  dated  October 31, 1975 (the
"Morrco Lease"), Seller is also the tenant in possession of that certain improved real property located adjacent to the Leased Land in the City of Palo Alto, County of Santa Clara, consisting of approximately eight and four hundred forty-three one thousandths (8.443) acres, which property is identified as Santa Clara County Assessor's Parcel Number 142-17-020, commonly known as 3333 Hillview Avenue, Building 6, and more particularly described in Exhibit D, which is attached hereto and incorporated herein by reference (the "Building 6 Property").

         E. Seller has entered into a contract to assign its rights under the Master Lease to Higgins Development Partners, LLC ("Higgins") under an Agreement for Assignment for Leasehold Interest, Sublease of Property, Leaseback of Real Property and Joint Escrow Instructions dated August 25, 1999 as amended on September 13, 1999 ("Higgins Agreement"), subject to the Stanford First Refusal.

         F. Pursuant to notice from Susan B. Meaney, Managing Director of Real Estate, Stanford Management Company, dated September 27, 1999 Buyer has exercised the Stanford First Refusal.

         G. Accordingly, Seller desires to assign its rights under the Master Lease to Buyer and Buyer desires to assume all of Seller's obligations under the Master Lease. In connection with the foregoing, commencing upon the Closing and continuing for a period of two (2) years thereafter (the "License Term"), Seller desires to grant to Buyer, and Buyer's successors and assigns, and Buyer desires to grant to Seller, and Seller's successors and assigns, a mutual and reciprocal, revocable, non-exclusive license to use those portions of the driveway described in Exhibit E attached hereto and incorporated herein by reference (the "Driveway"), which are located on the Building 6 Property for purposes of ingress and egress to the Leased Land and those portions of the Driveway that are located on the Leased Land for purposes of ingress and egress to the Building 6 Property.

         H. Seller has entered into a Remediation Agreement dated July 13, 1999 (the "Remediation Agreement") with SECOR International Incorporated ("Consultant") under the terms of which Consultant will provide professional environmental services fulfilling Seller's obligations with respect to site remediation and closure of the Property. A copy of the Remediation Agreement is attached hereto as Exhibit F and incorporated herein by reference. In connection with the foregoing, Seller has purchased "Cleanup Cost Cap" insurance and "Pollution Legal Liability" insurance (collectively referred to herein as the "Environmental Insurance") for the benefit of Seller, Seller's successors in interest to the Property, Consultant, and Buyer.

         I. Subject to Seller's Option to Terminate (as defined in Section 4(c) below), Seller desires to assign its rights under the Master Lease to Buyer, whereupon Seller shall be released and relieved from further liability under the Master Lease, and to thereupon leaseback the Leased Land and the Buildings from Buyer until October 31, 2000 (the



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

"Leaseback Expiration Date"), and Buyer desires to assume all of Seller's obligations under the Master Lease and to leaseback the Property to Seller, upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree that the terms and conditions of this Agreement and the instructions to First American Title Guaranty Company ("Escrow Holder") with regard to the escrow ("Escrow") created pursuant hereto are as follows:

                                   AGREEMENT:

         1. Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

                  (a) "Business Day" means any day that is not (i) a Saturday, Sunday, (ii) a holiday as defined in the California Government Code, or (iii) an optional bank holiday as defined in Section 7.1 of the California Civil Code.

                  (b) "Closing Date" means the date upon which the "Close of Escrow" (as defined in Section 1(c) below) shall occur.

                  (c) "Close of Escrow" means the date that the documents evidencing the transfers contemplated by this Agreement are recorded in the Official Records and/or delivered to the parties entitled thereto.

                  (d) "Contingency Period" means the period commencing upon the date of full execution of this Agreement and ending upon the first of the following dates to occur (the "Contingency Removal Date"): (i) the date of Buyer's removal of the due diligence contingency (the "Early Contingency Removal Date"); or (ii) 5:00 p.m. on September 20, 1999 (the "Final Contingency Removal Date"). (The actual date of the removal of contingencies by Buyer, whether upon an Early Contingency Removal Date or upon the Final Contingency Removal Date, shall be referred to herein as the "Contingency Removal Date").

                  (e) "Deposit" means the amount of two million five hundred thousand dollars and no cents ($2,500,000.00).

                  (f) "Escrow Holder" or "Title Company" means First American Title Guaranty Company.

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

                  (g) "Escrow Holder's Address" means:

                      Escrow Number 516364
                      Attention:  Ms. Peg Larkin
                      First American Title Guaranty Company
                      1737 North First Street
                      San Jose, California  95112
                      Facsimile No.:  (408) 451-7836
                      Telephone No.:  (408) 451-7828

                  (h) "Final Closing Date" shall mean the later to occur of the following dates: (i) September 30, 1999.

                  (i) "Property" means, except as set forth in the next sentence, all of Seller's rights to the Leased Land and to the Buildings, together with all rights, title, and interest possessed by Seller pertaining to the Leased Land and/or the Buildings in each of the following: (i) legal and equitable rights of way, easements, servitudes, appurtenances, mineral rights, licenses, development rights, air rights, and water rights; (ii) improvements other than the Buildings, if any; and (iii) all licenses, permits, consents, entitlements, and approvals issued by authorized governmental entities. Notwithstanding the foregoing, Buyer's right to enter the Building 6 Property for purposes of ingress and egress to the Leased Land shall be only as set forth in the Driveway License (as defined in Section 13(g) of this Agreement).

                  (j) "Purchase Price" means the sum of fifty-nine million dollars and no cents ($59,000,000.00), unless Seller fails to timely exercise the Early Exit Option (as defined in Section 8(c) below), in which case the Purchase Price shall be fifty-six million dollars and no cents ($56,000,000.00) (the "Adjusted Purchase Price").

                  (k) "Official Records" means the office of the County Recorder of Santa Clara, State of California.

                  (l)  "Opening  of Escrow"  shall have the meaning set forth in
Section 4(a) below.

                  (m) "Seller's Counsel's Address" means:

                      Garth E. Pickett, Esq.
                      Hopkins & Carley, ALC
                      PO Box 1469
                      San Jose, California 95109-1469
                      Facsimile No.: (408) 998-4790
                      Telephone No.: (408) 286-9800

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

                  (n) "Buyer's Counsel's Address" means:

                      Carol K. Dillon, Esq.
                      McCutchen, Doyle, Brown & Enersen, LLP
                      3150 Porter Drive
                      Palo Alto, CA  94304
                      Facsimile  No.: (650) 849-4800
                      Telephone No.: (650) 849-4812

                  (o)  "Hazardous   Materials"  means  any  hazardous  or  toxic
materials, substances or wastes, as so defined or classified as of the date of execution of this Agreement, including without limitation: (i) those materials identified in Sections 66260.1, et seq. of Title 22 of the California Administrative Code, Division 4.5, Chapters 10 and 11, as amended from time to time, (ii) those materials defined in Section 25501 of the California Health and Safety Code, (iii) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government, (iv) asbestos, (v) petroleum and petroleum based products, (vi) urea formaldehyde foam insulation, (vii) polychlorinated biphenyls (PCBs), and (viii) freon and other chlorofluorocarbons.

                  (p) "Site Closure Certification" means and shall collectively refer to any site closure certification(s) concerning the Property that Seller and/or Stellex is required to obtain from the City of Palo Alto Fire Department and any other governmental agency having jurisdiction thereof (collectively referred to herein as the "Certifying Agencies") before possession of the Property, and/or any portions thereof, may legally be surrendered by Seller.

                  (q) "Closure Certification Date" means either: (i) the date upon which all Site Closure Certification(s) shall have been obtained by Seller and/or Stellex; or (ii) if a Site Closure Certification is not legally required in connection with the surrender of possession of the Property to Buyer by Seller and Stellex, then Closure Certification Date shall mean the date upon which Seller and/or Consultant (as defined herein) shall have delivered to Buyer and to any Certifying Agencies a letter from Consultant certifying same.

         2. Sale of Property; Consideration. At the Close of Escrow, the Purchase Price shall be delivered to Seller, Seller shall transfer, assign, and convey the Property to Buyer, and Buyer shall acquire the Property from Seller on the terms and conditions set forth in this Agreement.

         3. Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows:

                  (a) Deposit. Simultaneous with Buyer's execution of this Agreement, Buyer shall deliver the Deposit, or cause the Deposit to be delivered, to the Escrow Holder,



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

in either of the following forms: (i) in cash, by certified or bank cashier's check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as "Immediately Available Funds"); or (ii) an unconditional irrevocable special Letter of Credit made payable to Escrow Holder (the "Letter of Credit").

                           1.  Interest On Deposit.  If Buyer  elects to deliver
the Deposit to Escrow Holder in the form of Immediately Available Funds, Escrow Holder shall place such funds into an interest bearing account approved by Buyer. Any interest earned on the Deposit shall be added to the principal amount of the Deposit and become part of the Deposit and shall be credited towards the Purchase Price upon the Close of Escrow.

                           2.  Terms of the  Letter  of  Credit.  The  Letter of
Credit shall be (i) in a form reasonably satisfactory to Seller; (ii) shall not terminate or expire prior to July 31, 2000; and (iii) shall be issued by a bank authorized to do business in the State of California, which (x) is a member of the Federal Reserve banking system, (y) has a teller window for receiving cash deposits located within the County of Santa Clara, California, and (z) is otherwise reasonably acceptable to Seller. Escrow Holder shall hold the Letter of Credit for the benefit of both Seller and Buyer, subject to the terms of this Agreement.

                           3. Escrow  Holder to Draw Upon  Letter of Credit.  If
Buyer elects to deliver the Deposit to Escrow Holder in the form of a Letter of Credit, unless this Agreement shall have previously been terminated on or before the Final Contingency Removal Date in accordance with the terms of this Agreement, Escrow Holder shall, on the first (1st) business day following the Contingency Removal Date, at the sole cost and expense of Buyer, submit the Letter of Credit to the issuing bank thereof for payment in full of the face amount thereof. All funds received by Escrow Holder in satisfaction of the Letter of Credit shall replace the Letter of Credit as the Deposit herein, and shall be held by the Escrow Holder subject to the terms of this Agreement.

                           4. Buyer's Right to Substitute  Immediately Available
Funds. Buyer shall have the right, at any time prior to the Contingency Removal Date, to replace the Letter of Credit by delivering to the Escrow Holder Immediately Available Funds in the amount of the Deposit, whereupon Escrow Holder shall deliver the original Letter of Credit to Buyer free from any claim by Escrow Holder or Seller.

                           5.  Deposit  Non-Refundable  on  Contingency  Removal
Date. Upon the Contingency Removal Date, the Deposit shall become non-refundable, except as otherwise provided in this Agreement. Failure to timely pay any installment of the Deposit when due shall be an event of default by Buyer under this Agreement.

                           6.  Deposit  as  Liquidated   Damages.   The  Deposit
(including any interest accrued thereon) shall be retained by Seller as liquidated damages pursuant to Section 16 hereof, if the Close of Escrow does not occur by the Final Closing Date as a result of Buyer's default. If the Close of Escrow does not occur for any reason other than Buyer's default, the Deposit shall be returned to the Buyer.

                  (b) Closing Funds. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price, plus Escrow Holder's estimate of Buyer's share of closing costs, prorations, and charges payable by Buyer pursuant to this Agreement.

         4. Escrow.

                  (a) Opening of Escrow.  For  purposes of this  Agreement,  the
Escrow shall be deemed opened on the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from Buyer and Seller (the "Opening of Escrow"), together with Buyer's payment of the Deposit. Buyer and Seller agree to execute, deliver and be bound by any reasonable supplemental escrow instructions of Escrow Holder or other instruments  as may  reasonably  be  required  by  Escrow  Holder  in  order  to consummate the transactions contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement unless expressly consented or agreed to in writing by Buyer and Seller.

                  (b) Close of Escrow. The Close of Escrow shall occur not later than the Final Closing Date.

                  (c) Seller's Option to Terminate. Seller, in Seller's sole and absolute discretion, shall have the option to terminate this contract and cancel the escrow established herein ("Seller's Option to Terminate") by delivering written notice thereof to Buyer and Escrow Holder (the "Termination Option Notice"), whereupon escrow shall cancel and this contract shall terminate, without further obligation to Buyer on the part of Seller, upon the following terms and conditions:

                           1. Time for  Exercise of Option.  Seller's  Option to
Terminate shall expire at 6:00 p.m. Pacific Daylight Time upon the first to occur of the following dates (the "Option Expiration Date"): (i) the first (1st) business day following the Final Contingency Removal Date (whether or not there shall have been established an Early Contingency Removal Date); or (ii) the second (2nd) business day immediately preceding the Final Closing Date.

                           2. Effect of Exercise of Option.  Notwithstanding any
other provision of this Agreement, if Seller shall exercise Seller's Option to Terminate, the Escrow Holder shall refund to Buyer all deposits theretofore paid by Buyer pursuant to this Agreement and Seller shall pay any fees charged by Escrow Holder as the result of the cancellation of escrow.

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

                           3.  Payment  of  Buyer's  Inspection  Costs.  If this
Agreement should be terminated and escrow canceled prior to the Contingency Removal Date for any reason other than default hereunder on the part of Buyer, Seller shall pay to Buyer the amount of one hundred thousand dollars and no cents ($100,000.00).

         5. Condition of Title. Buyer shall accept title to the Property subject to the standard printed exceptions to such title policy and the following matters ("Approved Conditions of Title"):

                  (a) Any lien to secure payment of general and special real property taxes and assessments, not delinquent (collectively, "Special Taxes");

                  (b) All exceptions which are disclosed by the Preliminary Report Number 516364 ("Preliminary Report") dated as of July 20, 1999 at 7:30 a.m. prepared by Title Company. A copy of the Preliminary Report is attached hereto as Exhibit G and incorporated herein by reference;

                  (c) The Master Lease;

                  (d) The New Lease (as defined in Section 8(c));

                  (e) The Sublease; and

                  (f) All matters created by or with the written consent of Buyer.

         6. Title Policy.

                  (a) Owner's Policy. It shall be a condition to the Close of Escrow for Buyer's benefit, upon Buyer's sole election, that the Title Company shall be irrevocably committed to issue, upon payment of its normal premium, its CLTA Leaseholder's Form Policy of Title Insurance or binder with a CLTA Endorsement 116.7 or its equivalent, in the amount of the Purchase Price, insuring that the Property does not violate the California Subdivision Map Act or any local ordinances adopted pursuant thereto ("Buyer's Title Policy") showing the lessee's interest under the Master Lease in the Leased Land vested in Buyer free and clear of any interest of Seller, and otherwise in the Approved Condition of Title.

                  (b) Additional Coverage. Buyer may, at its option, request an Extended Coverage ALTA Leaseholder's Form Policy of Title Insurance with additional endorsements that may be required ("ALTA Policy") and endorsements, provided that the issuance of said ALTA Policy or endorsements does not extend or delay the Contingency Period or the Close of Escrow, and any additional costs, including, but not limited to, title and endorsement fees and ALTA survey costs incurred in connection with the issuance of such ALTA Policy shall be the requesting party's sole responsibility. The willingness to issue or issuance by the Title


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

Company of Buyer's Title Policy shall be conclusive evidence that Seller has complied with the obligation to convey good and marketable title to the Property.

         7. Conditions to Close of Escrow.

                  (a) Conditions to Buyer's Obligations. Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the dates designated below for the satisfaction of such conditions (or Buyer's written waiver thereof, it being agreed that Buyer may waive any or all of such conditions).

                           (i) Inspection and Studies.  Buyer's  approval of the
physical and environmental condition of the Property, in its sole and absolute discretion, and the results of any architectural, engineering, geologic, use, development or other feasibility studies that Buyer chooses to perform, at Buyer's sole cost and expense, prior to the expiration of the Contingency Period as follows:

                                    (A) Buyer and its representatives shall have
the right to carry out physical inspections of the Property and to undertake any architectural, engineering, environmental, soils or other studies of the Property immediately after the Opening of Escrow, provided that Buyer gives
Seller not less than twenty-four (24) hours prior notice of its intended inspection(s). Buyer's physical inspection of and/or testing on the Property shall be conducted during normal business hours at times mutually acceptable to Buyer and Seller. No invasive testing or boring shall be done without prior written notification to Seller and Seller's written permission of the same, which Seller may withhold in its reasonable discretion. Notwithstanding any other provision of this Agreement, not less than three (3) days prior to commencing any such investigations or inspections, Buyer shall submit to Seller for review and approval a work plan (the "Work Plan") describing any and all proposed environmental due diligence work to be conducted on the Property by Buyer or Buyer's authorized representatives (such as the collection of soil or groundwater samples or similar tests involving the penetration of the surface or subsurface of the Property) and any testing of the Buildings or other improvements for environmental considerations or otherwise, (all hereinafter the "Work"), and shall secure any permits required for such Work. It shall be reasonable for Seller to withhold its consent to any proposed Work Plan, which does not require Buyer and/or Buyer's representatives to carry the insurance required in Section 7(a)(i)(D) below. In addition, Seller, in its reasonable discretion, shall have the right to request in writing modifications to the Work Plan within two (2) business days of its receipt thereof. Seller's failure to request in writing modifications in the Work Plan within said two (2) business day period shall be deemed Seller's approval of the Work Plan. If Buyer and Seller are unable to agree upon the scope and content of the Work Plan, Buyer may terminate this Agreement in the manner provided below. Buyer shall not enter the Property or commence the Work prior to Seller's approval of the Work Plan. Any material modification of, or deviation from, the approved Work Plan shall require Seller's prior written consent. Seller shall have the right to be present during Work on the Property and


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

Buyer shall provide Seller with split samples of all samples taken for testing, at Seller's request. Promptly following completion of the Work, Buyer shall, at its sole cost and expense, remove from the Property any and all wastes or drill cuttings generated from its activities and restore the Property to its condition as it existed immediately prior to Buyer's entry to the Property, to the extent reasonably practicable. Buyer shall use reasonable care and consideration in connection with any of the Work.

                                    (B) Buyer shall protect,  indemnify,  defend
(with counsel reasonably acceptable to Seller) and hold Seller and Seller's officers, directors and employees, free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, resulting from Buyer's entry onto the Property and inspection and testing pursuant to Section 7(a)(i)(A), including, without limitation, repairing any and all physical damage to any portion of the Property caused by Buyer or its representatives. Buyer's indemnification obligations set forth herein shall survive the Close of Escrow and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow.

                                    (C) Immediately after the Opening of Escrow,
Buyer and its representatives shall be provided with reasonable access to Seller's files and documents pertaining to or affecting the physical and environmental condition of the Property, which Seller will make available to Buyer and its representatives (including environmental reports, if any), except for appraisals and financial analyses generated by or made on behalf of Seller and those documents which are protected by the attorney-client and/or attorney work product privileges. Such files and documents shall be made available to Buyer and its representatives, upon reasonable prior notice to Seller, during normal business hours. Buyer shall rely solely upon its own independent investigation concerning matters contained in such files and/or documents. Without limiting the provisions of this section or Section 13 below, Buyer acknowledges and agrees that Seller does not make any representation or warranty, express or implied, as to the accuracy, content, or completeness of any information contained in Seller's files or in the documents produced by Seller, including, without limitation, any environmental audit or report (if any); provided, however, that to the actual knowledge of Seller (as defined in
Section 13 below), none of Seller's files or documents are false or misleading in any material respect.

                                    (D) Prior to any entry upon the  Property by
Buyer or Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller evidence that Buyer is carrying a commercial general liability insurance policy (including contractual liability) and builder's risk insurance with a financially responsible insurance company acceptable to Seller, covering the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Property. Such insurance policy shall have a per occurrence limit of at least two million dollars and no cents ($2,000,000).

                                    If,  during the  Contingency  Period,  Buyer
determines that it is satisfied, in Buyer's sole and absolute discretion, with all aspects of the Property, and/or its condition or suitability for Buyer's proposed use or development, then Buyer shall deliver written notice thereof to Seller and Escrow Holder on or before the expiration of the Contingency Period. If Buyer fails to deliver any such written notice to Seller and Escrow Holder on or before the expiration of the Contingency Period, then Buyer shall be conclusively deemed to be dissatisfied with the Property and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement, except for the respective rights and obligations of Buyer and Seller set forth in Section 7(a)(i)(B),
Section 20, Section 21, Section 22, Section 23(a), and Section 24, which shall survive such termination.

                           (ii) Buyer's Review of Title. As of the Closing Date,
Title Company shall be irrevocably committed to issue upon payment of its normal premium Buyer's Title Policy as set forth in Section 6(a).

                           (iii) No Action.  As of the  Closing  Date,  no suit,
action or other proceeding shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain the transfers hereunder.

                           (iv)  Seller's  Obligations.  As of the Closing Date,
Seller shall have performed each and all of its covenants and obligations under this Agreement, within the times provided therefor.

                           (v)   Consent  of  Master   Landlord.   Intentionally
Omitted.

                           (vi) No  Material  Change.  Between  the date of this
Agreement and the Closing Date, no material change shall have occurred in the environmental or physical condition of the Property.

                           (vii)    Reaffirmation   of    Representations    and
Warranties. One (1) business day prior to the Closing Date, Seller shall have delivered to Buyer or to Escrow Holder a statement that, as of said date, Seller reaffirms all of its representations and warranties set forth in this Agreement (the "Seller Certificate"), provided that, if matters have come to Seller's attention following the date of execution hereof that result in any of Seller's representations or warranties being false or misleading in any respect, the Seller Certificate may be amended to include such matters coming to Seller's attention (the "Seller Amended Certificate"). Except as otherwise set forth in this Agreement, if the Seller Amended Certificate alters matters set forth in the Seller Certificate in any material respect in Buyer's reasonable discretion, Buyer may elect to treat such condition as having not been satisfied.

                  (b) Conditions to Seller's Obligations. For the benefit of Seller, the Close of Escrow shall be subject to the satisfaction of the following conditions (or Seller's written waiver thereof, it being agreed that Seller may waive any or all of such conditions):

                           (i)  Buyer's  Obligations.  As of the  Closing  Date,
Buyer shall have performed all of its covenants and obligations required to be performed by Buyer under this Agreement, within the time periods provided therefor.

                           (ii) Reaffirmation of Representations and Warranties.
One (1) business day prior to the Closing  Date,  Buyer shall have  delivered to
Seller  a  statement  that,  as  of  said  date,  Buyer  reaffirms  all  of  its representations and warranties set forth in this Agreement (the "Buyer Certificate") or, if matters have come to Buyer's attention following the date hereof that result in any of Buyer's representations or warranties being false or misleading in any respect, such certificate, amended by such matters coming to Buyer's attention (the "Buyer Amended Certificate").

                  (c) Deliverables. If the Close of Escrow does not occur for any reason other than a default by Seller, Buyer shall promptly deliver to
Seller (no later than fourteen (14) days after the termination of this Agreement) at no cost or expense to Seller (except as otherwise provided in this Agreement), all of the engineering, architectural, and other studies, drawings, reports, surveys, entitlement applications (including but not limited to subdivision and zoning applications and information, if any) of any kind or nature, and similar materials prepared by or on behalf of Buyer with respect to the Property and/or Buyer's proposed use or development of the Property ("Deliverables"), but only to the extent Buyer has any ownership interest in the Deliverables and is not prohibited from providing such copies to third parties pursuant to the provisions of any applicable contracts respecting the Deliverables. Buyer's provision of the Deliverables to Seller shall be without any representation or warranty as to accuracy or correctness of the Deliverables and subject to the agreement of Seller not to rely on the Deliverables.

         8. Deposits by Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

                  (a) Deed to the Buildings. A quitclaim deed to the Buildings (the "Deed") and/or such other title documents as may be reasonably requested by Title Company in order to issue Buyer's Title Policy, duly executed by Seller and acknowledged;

                  (b) The Master Lease Assignment Agreement. An assignment and assumption agreement relating to the Master Lease, in substantially the form attached hereto as Exhibit H and incorporated herein by reference (the "Master Lease Assignment Agreement") duly executed by Seller and acknowledged, whereby Seller assigns to Buyer all of Seller's leasehold interest under the Master Lease and Buyer assumes all of such obligations. Except as otherwise set forth in this Agreement and/or the New Lease, Seller shall indemnify, defend, and hold Buyer harmless from any injury, loss, claims, or damage, including, without limitation, attorneys fees and court costs, arising from obligations under the Master Lease to be performed by Seller prior to the Close of Escrow.

                  (c) The New Lease. Seller, as Tenant, shall have executed and delivered into Escrow for delivery to Buyer, as Landlord, a Facility Leaseback Agreement (the "New Lease"), relating to the Property, which shall be in substantially the form attached hereto as Exhibit I and incorporated herein by reference. The New Lease shall be for a term commencing on the Closing Date and expiring on the Leaseback Expiration Date, and shall provide for the payment by Seller of base rent in the amount of one dollar and no cents ($1.00) per year, together with such additional costs and expenses as are provided therein. Notwithstanding the foregoing, Seller shall have the option for a period of sixty (60) days following the Closing Date to shorten the term of the New Lease, by providing written notice thereof to Buyer and Escrow Holder, whereupon the term of the New Lease shall expire on July 1, 2000 (the "Early Exit Option"). The New Lease shall provide that upon commencement of the term of the New Lease, Seller shall deposit with Escrow Holder a security deposit in the amount of five million dollars and no cents ($5,000,000.00) (the "Security Deposit") as security for the faithful performance by Seller of all of the terms, covenants, and conditions of the New Lease applicable to Seller. Seller shall have the right to deliver the Security Deposit in the form of an irrevocable Letter of Credit (i) in form reasonably satisfactory to Buyer, (ii) which provides that it shall not terminate or expire until the latest to occur of (a) ninety (90) days after the expiration or earlier termination of the New Lease after Tenant has vacated the Property, (b) ninety (90) days after the Closure Certification Date, or (c) the completion of the Additional Environmental Work, as hereinafter defined; (iii) which is issued by a bank authorized to do business in the State of California, which (x) is a member of the Federal Reserve banking system, (y) has a teller window for receiving cash deposits located within the County of Santa Clara, California, and (z) is otherwise reasonably acceptable to Buyer (the "Security Deposit LC"). The Security Deposit LC shall state on its face that is payable to Escrow Holder upon Buyer's certificate to the issuing bank that an event of material default exists under the New Lease beyond applicable cure periods, if any. From time to time throughout the term of the New Lease, Seller may replace and/or renew the Security Deposit LC then acting as the Security Deposit pursuant to this section, with Immediately Available Funds and/or a replacement Security Deposit LC, provided that: (i) such replacement Security Deposit LC or renewal shall be delivered to Escrow Holder on or before the thirtieth (30th) day prior to the expiration of the Security Deposit LC then held by Escrow Holder as the Security Deposit under this section; and (ii) such replacement Security Deposit LC or renewal shall otherwise comply with all terms and conditions of this paragraph pertaining to the original Security Deposit LC. Failure to deliver such a replacement Security Deposit LC and/or renewal within thirty (30) days prior to the expiration of the Security Deposit LC then held as the Security Deposit (except where Seller shall have no remaining monetary obligation to Buyer under the terms of the New Lease) shall constitute an event of default under the New Lease. If Seller defaults under the New Lease, Buyer may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Buyer may spend by reason of such Seller's default or to compensate Buyer for any loss or damage which Buyer may suffer by reason of Seller's default. The rights of Buyer with respect to the Security Deposit shall be in addition to any other rights or remedies which Buyer may possess pursuant to the terms of the New Lease or this Agreement. If Seller elects to deposit the Security Deposit with Escrow Holder in the form of Immediately Available Funds, Escrow Holder shall deposit the Security Deposit into an interest bearing account for the benefit of Seller at a member bank of the Federal Deposit Insurance Corporation with a teller window for the acceptance of deposits located in the county wherein the Property is situated. All interest earned upon the Security Deposit shall be added to principal and become part of the Security Deposit. The Security Deposit, or any remaining balance thereof shall be returned to Seller upon the latest to occur of (i) ninety (90) days after the expiration or earlier termination of the New Lease after Tenant has vacated the Property, (ii) ninety (90) days after the Closure Certification Date, and (iii) the completion of the Additional Environmental Work, as hereinafter defined.

                  (d) The Subordination Agreement. The Subordination Agreement (as defined in Section 14(c) below) duly executed by Seller;

                  (e) Seller's Non-Foreign Status Certificates. A federal FIRPTA Certificate and a California Form 590 (collectively, "Seller's Non-Foreign Status Certificates"), duly executed by Seller; and

                  (f) Other Instruments. Such other instruments and documents as are required under this Agreement.

                  (g) Assignment of Remediation Agreement and Insurance Policy. An assignment of the Remediation Agreement as described in Section 24 in the form attached hereto as Exhibit M and incorporated herein by reference (the "Environmental Assignment") duly executed by Seller.

                  (h) Acknowledgment of Merger of Estates and Termination Lease. Buyer and Seller acknowledge that the Landlord and Tenant Estates under the Master Lease have merged and that effective on the Final Closing Date, the
Master  Lease  shall  terminate.  An  Acknowledgment  of Merger of  Estates  and
Termination of Lease Agreement as described herein is in the form attached hereto as Exhibit N and incorporated herein by reference (the "Merger Acknowledgment").

         9. Deposits by Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder:

                  (a) Purchase Price. The Purchase Price, less the amount of any deposits previously paid and the accrued interest thereon;

                  (b) Assumption of the Master Lease. The Assignment of Master Lease Agreement duly executed by Buyer and acknowledged;

                  (c) The New Lease. Buyer, as Landlord, shall have executed and delivered into Escrow the New Lease.

                  (d) The Subordination Agreement. The Subordination Agreement (as defined in Section 14(c) below) duly executed by Buyer; and

                  (e)  Other  Instruments.   Such  other  fees,   documents  and
instruments as are required under this Agreement.

                  (f) Assignment of Remediation Agreement and Insurance Policy. The Environmental Assignment duly executed by Buyer.

                  (g) Acknowledgment of Merger of Estates and Termination Lease. Buyer and Seller acknowledge that the Landlord and Tenant Estates under the Master Lease have merged and that effective on the Final Closing Date, the
Master  Lease  shall  terminate.  An  Acknowledgment  of Merger of  Estates  and
Termination of Lease Agreement as described herein is in the form attached hereto as Exhibit N and incorporated herein by reference (the "Merger Acknowledgment").

         Buyer shall be responsible for filing all transfer tax affidavits, preliminary change of ownership reports, and other similar documents, relating to the transfer of the Property to Buyer, and Buyer shall indemnify, defend and hold harmless Seller from and against any and all claims, damages, expenses, penalties, and other liabilities resulting from the valuation or other statements contained in such documents. The foregoing obligations of Buyer shall survive the Close of Escrow.

         10. Costs and Expenses. The escrow fee of Escrow Holder shall be split 50/50 between Buyer and Seller. Seller shall pay the premium for a Standard Form CLTA owner's policy of title insurance on the Property in the amount of the Purchase Price. Any extra costs arising from additional coverage(s) requested by Buyer, including, without limitation, the extra cost of the premium for an ALTA policy (if requested by Buyer) and/or any special endorsements, shall be paid by Buyer. Any County transfer tax respecting the transfers contemplated herein shall be paid by Seller and any City transfer tax respecting the transfers contemplated herein shall be split 50/50 between Buyer and Seller. Buyer and Seller shall pay, respectively, Escrow Holder's customary charges for document drafting and miscellaneous charges for services requested by such party. If, due to no fault on the part of either Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges. The parties will cooperate to mitigate the costs of the transfer taxes.

         11. Prorations.

                  (a) The following prorations shall be made between Seller and Buyer as of the Close of Escrow on the basis of a thirty (30) day month: None

                  (b) Escrow Statement. At least one (1) business day prior to the Close of Escrow the parties shall agree upon all of the prorations, including rent, to be made and submit a statement to the Escrow Holder (or sign a statement prepared by Escrow Holder) setting forth the same. In the event that any prorations, apportionments or computations made under this section shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be paid in cash to the party entitled thereto.

         12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall perform all of the following in the manner indicated:

                  (a) Prorations. Prorate all matters referenced in Section 11 based upon the statement delivered into escrow signed by the parties.

                  (b) Recording. Cause all recordable documents to be recorded in the Official Records in the order required to issue Buyer's Title Policy and Seller's Title Policy.

                  (c) Funds. Disburse from funds deposited by Buyer with Escrow Holder payment of all items chargeable to the account of Buyer pursuant hereto, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

                  (d) Title Policies. Issue Buyer's Title Policy to Buyer.

                  (e) Documents to Seller. Deliver to Seller any documents to be delivered to Seller hereunder.

                  (f)  Documents  to  Buyer.   Deliver  to  Buyer  the  Seller's
Non-Foreign Status Certificates, and any other documents to be delivered to Buyer hereunder.

                  (g) The Price Adjustment Account. Upon the Close of Escrow, the Escrow Holder shall withhold the amount of three million dollars and no cents ($3,000,000.00) from the proceeds payable to Seller, which amount shall be deposited into an interest bearing account for the benefit of Seller (the "Price Adjustment Account"). If Seller shall timely provide written notice to Buyer and Escrow Holder that Seller has elected to exercise the Early Exit Option, then the entire balance of the Price Adjustment Account, including all interest earned thereon, shall immediately be paid to Seller out of escrow by the Escrow Holder on account of the Purchase Price, without the necessity of further instruction from either Buyer or Seller, and there shall be no adjustment to the Purchase Price. If Seller fails to timely exercise the Early Exit Option, then Buyer shall so notify Seller and Escrow Holder, whereupon: (i) the entire balance of the Price Adjustment Account, including all interest earned thereon, shall immediately be refunded to Buyer out of escrow by the Escrow Holder, without the necessity of further instruction from either Buyer or Seller; (ii) the Adjusted Purchase Price shall be deemed to be the Purchase Price of the Property for all purposes; and (iii) Escrow Holder shall immediately prepare revised Settlement Statements for execution by both Buyer and Seller reflecting the Adjusted Purchase Price. Buyer and Seller shall take all further actions as may be reasonably requested of them in order to effectuate properly the purpose and intent of this section, including, without limitation approving any escrow instructions which are not inconsistent with this Agreement in connection with distribution of the Price Adjustment Account.

         13. Seller's Covenants, Representations, and Warranties. Seller hereby makes the following representations and warranties to Buyer as of the date of this Agreement, each of which is material and being relied upon by Buyer and shall survive the Close of Escrow. The term "actual knowledge of Seller," or similar phrases, as used in this Agreement shall refer to the actual, present knowledge of Scott Buchanan and Roy Smith [Head of Facilities] as of the date of this Agreement without any duty of investigation or inquiry of any kind or nature whatsoever, and "written notice" shall mean written notice actually received at Seller's office. Seller further represents and warrants that the individuals named above are familiar with the Property and likely to have had information relating to the Property come to their attention.

                  (a) Authority. Seller is duly organized and validly existing and in good standing under the laws of the State of California. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement. Neither the execution and delivery of this Agreement by Seller, nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby shall conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents of Seller, or any indenture, mortgage, agreement, instrument or document to which Seller is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller. All the documents executed by Seller which are to be delivered at the Close of Escrow will be duly authorized, executed, and delivered by Seller.

                  (b) Foreign Person Affidavit. Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code or Section 18662(e) of the California Revenue and Taxation Code.

                  (c) Actions. Seller has no actual knowledge of and has received no written notice of any pending or threatened actions, suits, claims or proceedings affecting Seller's ability to fulfill its obligations under this Agreement or which adversely affect the Property or its value, use, or operation, except as set forth in Section 24 below.

                  (d) Hazardous Materials. To Seller's actual knowledge, except as otherwise disclosed in this Agreement and collateral documentation, including, without limitation, the Remediation Agreement, there are no Hazardous Materials present in, on or under the Property, except in accordance with applicable laws.

                  (e) No Encumbrances. To Seller's actual knowledge, there are no unrecorded encumbrances, liens or claims against the Property other than the Sublease.

                  (f) No Contracts. To Seller's knowledge, except as otherwise disclosed in this Agreement and collateral documentation delivered to Buyer prior to the Contingency Removal Date, there are no contracts or other agreements for services, supplies or materials relating to the use, operation or management of the Property which will be binding on Buyer after expiration or earlier termination of the New Lease.

                  (g) The Driveway License. During the License Term, Buyer, and Buyer's successors, assigns, invitees, and guests, shall have a revocable, non-exclusive license to enter those portions of the Building 6 Property upon which the Driveway is located and Seller and Seller's successors, assigns, invitees, and guests, shall have a revocable, non-exclusive license to enter those portions of the Property upon which the Driveway is located (the "Driveway License"). During the License Term, Buyer shall maintain the Driveway in good condition and repair. The cost of maintaining and repairing the Driveway shall be shared between Buyer and Seller proportionately according to the use made of the Driveway by each party and its designees. Upon expiration of the License Term or earlier termination of the Driveway License, all rights of Buyer, and Buyer's successor and assigns, to enter the Building 6 Property and/or to use all or any portion of the Driveway located within the Building 6 Property, all rights of Seller, and Seller's successor and assigns, to enter the Property and/or to use all or any portion of the Driveway located within the Property, shall immediately terminate. The rights, duties, and obligations of the parties set forth in this section shall survive the Close of Escrow. In connection with the foregoing, Seller may revoke the Driveway License at any time, with or without cause and with or without prior notice to Buyer.

                  (h) The Demolition Plan. Not later than one (1) month following the expiration or earlier termination of the New Lease and surrender of possession of the Property by the tenant thereunder, Seller, at Seller's sole cost and expense, shall complete, or cause to be completed, all asbestos removal work (the "Demolition Work") required to be performed by Seller concerning the Buildings under the demolition plan dated June 15, 1999 prepared by E2C, Inc. (the "Demolition Plan"). A copy of the Demolition Plan is attached hereto as Exhibit J, and incorporated herein by reference. The Demolition Work shall be performed by persons duly qualified and licensed to perform such work and in accordance with all applicable laws, rules, ordinances, and regulations. In connection with the foregoing, upon the Closing, the Escrow Holder shall withhold the amount of five hundred thousand dollars and no cents ($500,000.00) from the proceeds payable to Seller, which amount shall be deposited into an interest bearing account for the benefit of Seller (the "Demolition Withhold Account"). The Escrow Holder shall be authorized and directed to administer and disburse the Demolition Withhold Account for the benefit of both Seller and Buyer as a construction escrow according to escrow instructions mutually acceptable to Seller, Buyer, and the Escrow Holder, in order to fund the completion of the Demolition Work; provided, however that if, in the reasonable determination of the Escrow Holder, Buyer, and Seller, the balance of the Demolition Escrow Account shall be insufficient to pay all remaining anticipated costs of the Demolition Work, Seller shall pay any such deficiency to the Escrow Holder within ten (10) days after receipt of notice of the amount of such deficiency; and, provided further that upon completion of the Demolition Work, any unused balance of the Demolition Withhold Account shall be disbursed to Seller by the Escrow Holder. The initial deposit into the Demolition Withhold Account is a good faith estimate of the anticipated costs of the Demolition Work, but shall not be construed as a cap upon the obligation of Seller to pay the reasonable cost of the Demolition Work. In connection with the foregoing, Buyer and Seller agree to execute any escrow instructions reasonably requested by the Escrow Holder, in order to carry into effect the purposes of this section.

         Seller shall not be entitled to an extension of time for the completion of the Demolition Work as a result of any holdover by Subtenant under the Sublease. Seller and Buyer acknowledge and agree that both Seller and Buyer may be performing work on the Property at the same time and shall cooperate to minimize interference with work being performed by each on the Property. Seller shall obtain and maintain during the time it is conducting the Demolition Work commercial general liability insurance and all-risk insurance with a financing responsible insurance company acceptable to Buyer, covering the activities of Seller, and Sellers agents, contractors, subcontractors and employees on or upon the Property. Such insurance policy shall have a per occurrence limit of at least two million dollars ($2,000,000). Seller shall protect, indemnify, defend (with counsel reasonably acceptable to Buyer) and hold Buyer and Buyer's officers, directors and employees harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses costs and expenses, including reasonable attorneys fees and court costs, resulting from Seller's entry on the Property and the Demolition Work. Seller's indemnification obligations set forth in this paragraph shall survive the Close of Escrow and the termination of the New Lease. In the event that Seller has not timely completed the Demolition Work, Buyer may, at its option, elect to cause the Demolition Work to be performed and shall be entitled to recover all costs and expenses incurred in connection with such completion from Seller.

                  (i) No Undisclosed Violations of Law. Except as otherwise disclosed in this Agreement and collateral documentation delivered to Buyer prior to the Contingency Removal Date, Seller has not received any notice that the Property is in violation of any applicable building codes, environmental, zoning or land use laws, or other applicable local, state and federal laws and regulations including, without limitation, The Americans with Disabilities Act of 1990.

                  (j) Status of the Master Lease. Seller is the lessee or tenant under the Master Lease. To the actual knowledge of Seller, no party to the Master Lease is in default thereunder.

                  (k) No Current Construction. At the time of Closing there will be no outstanding written or oral contracts made by Seller or, to Seller's knowledge, any other party for any improvements to the Property which have not been fully paid for and Seller shall cause to be discharged any mechanics' and materialmen's liens arising from any labor or materials furnished to the Property at the request of Seller or Stellex prior to the time of Closing, including, without limitation pursuant to any leases affecting the Property.

                  (l) No Undisclosed Option Rights. Except as otherwise disclosed in this Agreement and collateral documentation delivered to Buyer prior to the Contingency Removal Date, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property.

                  (m) No Undisclosed Occupants. No person or entity other than Seller and Subtenant has any right to use or occupy all or any portion of the Property. To Seller's knowledge, except for Seller and Subtenant, no person or entity is currently occupying all or any portion of the Property.

         14. Buyer's Covenants, Representations and Warranties. Buyer makes the following covenants, representations and warranties, as of the date of this Agreement, each of which is material and is being relied upon by Seller and shall survive the Close of Escrow:

                  (a) Authority. Buyer is duly organized and validly existing and in good standing under the laws of the State of California. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. Neither the execution and delivery of this Agreement by Buyer, nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby shall conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents of Buyer, or any indenture, mortgage, agreement, instrument or document to which Buyer is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Buyer. All the documents executed by Buyer which are to be delivered at the Close of Escrow will be duly authorized, executed, and delivered by Buyer.

                  (b) Seller's Environmental Inquiry. Buyer acknowledges that Seller has advised Buyer of the Order and the Remediation Agreement (as each is defined in Section 24(a) below) in connection with the environmental condition of the Property and that the delivery of any reports referenced in connection with this Agreement constitutes written notice thereof to Buyer.

                  (c) The Subordination Agreement. Buyer acknowledges that Seller shall not assign to Buyer any of Seller's rights or obligations with respect to the Sublease, and all such rights and obligations belong exclusively to Seller. In connection with the foregoing, Buyer shall execute a subordination agreement and consent in substantially the form attached hereto as Exhibit K, and incorporated herein by reference (the "Subordination Agreement") confirming that, effective upon the Close of Escrow, the Sublease is a sublease of (and subordinate to) the New Lease.

                  (d) Performance by Buyer. Buyer shall take all actions required of it in order to effectuate properly the purpose and intent of this section including, without limitation approving any reasonable construction escrow instructions which are not inconsistent with this Agreement in connection with the Demolition Work, and making all deliveries required of it at the Close of Escrow.

                  (e) The Driveway License Agreement. During the License Term, Buyer shall perform Buyer's proportionate share of maintenance and repair obligations with respect to those portions of the Building 6 Property Driveway located on the Building 6 Property. Buyer acknowledges as follows: (i) neither Seller nor any successor owner of the Building 6 Property shall be required to maintain any portion of the Driveway located exclusively within the Leased Land; and (ii) upon expiration of the License Term or earlier termination of the Driveway License, all rights of Buyer, and Buyer's successor and assigns, to enter the Building 6 Property and/or to use all or any portion of the Driveway located within the Building 6 Property shall immediately terminate;

         15. Condition of the Property.

                  (a) Except as otherwise set forth in this Agreement, Buyer acknowledges and agrees that (i) Buyer is acquiring the Property based solely upon Buyer's inspection and investigation of the Property and all documents related thereto, including, without limitation the Remediation Agreement, and
(ii) Buyer is acquiring the Property in "AS IS" condition without relying upon any representations or warranties, express, implied or statutory, of any kind. Except as otherwise specifically set forth in this Agreement without limiting the above, Buyer acknowledges that neither Seller, nor any person or entity acting on behalf of Seller has made any representations or warranties, express or implied, on which Buyer is relying as to any matters, directly or indirectly, concerning the Property including, but not limited to, the land, the area of the Leased Land, the Buildings, and/or the Subleased Premises, improvements and infrastructure, if any, development rights and exactions, expenses associated with any taxes, assessments, bonds, permissible uses, title exceptions, water or water rights, topography, utilities, zoning, soil, subsoil, the purposes for which the Property is to be used, drainage, environmental or building laws, rules or regulations, the presence or removal of toxic waste or Hazardous Materials on, under, or about the Property or any adjoining or neighboring property, or any other matters affecting or relating to the Property. Buyer hereby expressly acknowledges that no such representations have been made. Buyer shall perform and rely solely upon its own investigation concerning its intended use of the Property, the fitness therefor of the Property, and the availability of such intended use under applicable statutes, ordinances, and regulations.

                  (b) Natural Hazards Report. Buyer acknowledges and understands that the Property may be situated within (i) an Earthquake Fault Zone as so designated under the Alquist-Priolo Earthquake Fault Zoning Act, Sections 2621 et seq. of the California Public Resources Code; and/or (ii) a Seismic Hazards Zone as so designated under the Seismic Hazards Mapping Act, Sections 2690 et seq. of the California Public Resources Code (collectively herein referred to as the "Seismic Disclosure Acts"). If so situated, the Property may be particularly exposed to the risks of seismic activity by reason of its close proximity to earthquake faults or other geologic hazards, and any future construction or development of the Property may be restricted. Buyer acknowledges that Buyer has received a copy of the Commercial Property Owner's Guide to Earthquake Safety, published by the State of California Seismic Safety Commission, which informs property owners generally of the risks attendant to earthquakes and the effect earthquakes could have on their property. Seller is making and has made no representations regarding the seismic or other geologic hazards affecting the Property, or the effect thereof on the future use or development of the Leased Land and/or the Buildings. Further, Buyer hereby waives, to the fullest extent permitted by law, any seismic disclosure requirements imposed upon Seller by California law, including without limitation, the requirements contained in the Seismic Disclosure Acts. Notwithstanding the foregoing, Buyer acknowledges that Buyer has received a copy of The JCP Report Natural Hazard Disclosure Statement, dated 05/19/1999, Report Number 1999051800050 (the "Natural Hazards Report"), which was prepared by JCP GEOLOGISTS, INC. with respect to the Property, and that Buyer has reviewed and does approve the Natural Hazards Report. A copy of the Natural Hazards Report is attached hereto as Exhibit L and incorporated herein by reference.

         16. LIQUIDATED DAMAGES. IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT NOT WAIVED BY SELLER AND CLOSING DOES NOT OCCUR ON OR BEFORE THE FINAL CLOSING DATE AS A RESULT OF SUCH DEFAULT, THEN IN SUCH EVENT, THE ESCROW HOLDER SHALL BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT REPRESENTED BY THE DEPOSIT PLUS ANY AND ALL ACCRUED INTEREST THEREON. THEREFORE, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT NOT WAIVED IN WRITING BY SELLER AND CLOSING DOES NOT OCCUR ON OR BEFORE THE FINAL CLOSING DATE AS A RESULT OF SUCH DEFAULT, SELLER SHALL INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW WHEREUPON ESCROW HOLDER SHALL IMMEDIATELY PAY OVER TO

SELLER THE DEPOSIT, IF HELD BY ESCROW HOLDER, AND SELLER SHALL BE RELIEVED FROM ALL OBLIGATIONS AND LIABILITIES HEREUNDER, AND, PROMPTLY FOLLOWING ESCROW HOLDER'S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL CANCEL THE ESCROW.

         NOTHING CONTAINED IN THIS SECTION SHALL SERVE TO WAIVE OR OTHERWISE LIMIT SELLER'S REMEDIES OR DAMAGES FOR CLAIMS OF SELLER AGAINST BUYER ARISING OUT OF SECTIONS 7(a)(i)(B), 7(a)(i)(D) AND 24 HEREOF OR WAIVE OR OTHERWISE LIMIT SELLER'S RIGHTS TO OBTAIN FROM BUYER ALL COSTS AND EXPENSES OF ENFORCING THIS LIQUIDATED DAMAGES PROVISION, INCLUDING ATTORNEYS' FEES AND EXPERT COSTS AND FEES, PURSUANT TO SECTION 22, AND SPECIFIC PERFORMANCE OF SECTIONS 23(a) AND 23(b) OF THIS AGREEMENT.

         SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 16 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

                  ----------------                       ----------------
                  Seller's Initials                      Buyer's Initials

         17. BUYER'S REMEDIES. IF SELLER SHALL FAIL TO PERFORM ANY OBLIGATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SUCH FAILURE CONSTITUTES A DEFAULT ON THE PART OF SELLER HEREUNDER, THEN BUYER, AS BUYER'S SOLE REMEDY HEREUNDER, MAY PURSUE AN ACTION FOR SPECIFIC PERFORMANCE OF THE TRANSFERS
DESCRIBED IN SECTIONS 2 AND 23(b) OF THIS AGREEMENT. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 17 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

                  ----------------                       ----------------
                  Seller's Initials                      Buyer's Initials

         18. Damage and/or Destruction or Condemnation Prior to Close of Escrow. If prior to Closing, any improvements located on the Property, or any part thereof, are destroyed or materially damaged, the transaction shall go forward without any adjustment to the Purchase Price, but Buyer shall be entitled to any available insurance proceeds resulting from such damage or destruction. In connection with the foregoing, during the period from the date of full execution of this Agreement through and including the Closing Date, Seller shall not cancel, nor allow to be canceled, any policies of property insurance carried by Seller with respect to the Property.

         19. Notices. All notices, approvals, demands, or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by a nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, or delivered or sent by telecopy and shall be deemed received upon the earlier of
(i) if personally delivered or sent by overnight courier, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) Business Days after the date of posting by the United States post office, or
(iii) if given by telecopy or facsimile, when sent with confirmation of receipt. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. All notices to Seller shall be sent to Seller's Address with a copy to Seller's Counsel's Address. All notices to Buyer shall be sent to Buyer's Address with a copy to Buyer's Counsel's Address. All notices to Escrow Holder shall be sent to Escrow Holder's Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday or legal holiday. Notice of change of address shall be given by written notice in the manner detailed in this section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

         20. Brokers. Neither party has dealt with any person or entity who may have a claim to be paid a commission or finder's fee as the result of this transaction other than Colliers Parrish International, Inc., who has represented Seller in this transaction ("Seller's Broker") Upon the Close of Escrow, Seller shall pay any real estate brokerage commission due to Seller's Broker, with respect to this transaction in accordance with a separate listing agreement with Seller's Broker. Seller's Broker shall pay any commission due to any corresponding Broker as the result of this transaction. Except as set forth in this section, if any claim(s) for commissions or finders' fees should arise as the result of the consummation of the transactions contemplated in this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any action, statement, representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer from and against such claims if they shall be based upon any action, statement, representation or agreement made by Seller. The provisions of this Section 20 shall survive the Closing or the termination of this Agreement.

         21. Legal Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this section, Costs shall include, without limitation, attorneys' and experts' fees, costs and expenses incurred in the following: (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and
(v) bankruptcy litigation. This section shall survive any termination of this Agreement prior to the Close of Escrow and the Close of Escrow and shall not be deemed merged into such upon their recordation.

         22. Confidentiality. Except as specifically provided herein, Buyer and Seller shall exercise reasonable efforts not to disclose any of the terms or provisions of this Agreement prior to the Close of Escrow to any person or entity not a party to this Agreement, nor shall Buyer or Seller issue any press releases or make any public statements relating to this Agreement or Buyer's intended use of the Property prior to Close of Escrow, except for disclosures required by law. In addition, Buyer shall exercise reasonable efforts to keep all materials provided or made available to Buyer by Seller, and all materials generated by Buyer in the course of conducting its inspections, review of books and records, and other due diligence activities relating to the Property (including, without limitation, matters relating to the environmental condition of the Property), whether obtained through documents, oral or written communications, or otherwise, but excluding information that has entered the public domain (collectively, the "Confidential Information"), in the strictest confidence until the Close of Escrow. Notwithstanding the foregoing, Buyer and Seller may make necessary disclosures to potential lenders, partners, attorneys, consultants, brokers, tenants, accountants, SEC disclosures and purchasers that likewise are advised not to disclose the Agreement to the market but limit disclosure of the Confidential Information to their respective potential lenders, partners, attorneys, consultants, brokers, tenants, accountants and purchasers. Except as required by law, under no circumstances shall any of the Confidential Information be used for any purpose other than the investigation of the Property in connection with its purchase by Buyer as contemplated under this Agreement. Within fourteen (14) days of any termination of this Agreement for any reason, Buyer shall return to Seller all original materials, together with any copies made by Buyer, and all copies of any reports or compilations of data generated from Confidential Information provided by Seller to Buyer, except for appraisals and financial analyses generated by or made on behalf of Buyer and those documents which are protected by attorney-client and/or attorney work product privileges, and Buyer will use reasonable efforts to cause third parties acting on behalf of Buyer to deliver to Seller all such materials in their possession.

         23. Miscellaneous.

                  (a) Survival of Covenants. The covenants, representations and warranties of Buyer and Seller set forth in this Agreement shall survive the Close of Escrow and shall not be deemed merged upon their recordation.

                  (b) Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the transfers herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

                  (c) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to California time.

                  (d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  (e) Captions. Any captions to, or headings of, the sections or subsections of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

                  (f) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

                  (g)  Exhibits.   The  Exhibits   attached  hereto  are  hereby
incorporated herein by this reference for all purposes.

                  (h) Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

                  (i) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

                  (j) Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. Any action or proceeding brought to enforce or interpret this Agreement shall be commenced within the County of Santa Clara, California.

                  (k) Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

                  (l) Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

                  (m)  Successors   and  Assigns.   Subject  to  the  assignment
provisions of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

                  (n) Independent Counsel. Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

                  (o) This Instrument. Seller's delivery of unsigned copies of this Agreement (and unsigned copies of documents referred to in this Agreement) is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties, whether oral or written, shall in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. This instrument, once it has been signed by Seller and Buyer and a duplicate original thereof delivered by Seller and Buyer, shall contain the entire and only agreement between the parties, and no oral statements, representations, or prior written matter not contained in this instrument shall have any force or effect.

                  (p) Delivery of Possession. Upon the Close of Escrow, Seller shall deliver possession of the Property to Buyer, free and clear of any tenancies or contracts or rights of third parties not previously disclosed in writing by Seller to Buyer. For purposes of this Agreement, delivery of possession of the Property shall mean the assignment by Seller to Buyer of Seller's interest in the Master Lease.

         24. Environmental Provisions.

                  (a) Site Cleanup. The Property is subject to: (i) an Imminent Or Substantial Endangerment Order and Remedial Action Order issued by the State of California, Health and Welfare Agency, Department of Health Services, Toxic Substances Control Program ("DTSC"), HSA-89/90-012, as amended (the "Hillview Avenue Order"); and (ii) a Remedial Action Order of the State issued by the State of California, Health and Welfare Agency, Department of Health Services, Toxic Substances Control Division [predecessor to the DTSC] HSA88/89-016, as amended (the "Regional Order"). (The Hillview Avenue Order and the Regional Order are sometimes collectively referred to herein as the "Order"). In
addition,   Seller  and  Buyer  have  entered  into  that  certain  Confidential

Environmental Settlement Agreement, Release and Covenant Not To Sue, dated September 17, 1997 (the "Covenant Not To Sue").

                  (b) Assignment of Seller's Rights Under The Remediation Agreement. In lieu of any other right or remedy (whether under this Agreement, at law, or in equity), which might otherwise have been possessed by Buyer as the result of the presence of Hazardous Materials on the Property whenever occurring, upon the Close of Escrow, Seller shall, and does hereby: (i) grant, assign, and convey to Buyer the non-exclusive right, in common with Seller, to assert Seller's rights and remedies under the Remediation Agreement and the Environmental Insurance; and (ii) delegate to Buyer all of Seller's duties arising under the Remediation Agreement after the Close of Escrow. In connection with the foregoing, Buyer acknowledges that Buyer is familiar with the terms and conditions of the Remediation Agreement, and, effective upon the Close of Escrow, Buyer shall, and does hereby, assume and agree to perform all of the obligations of Seller arising after the Close of Escrow under the Remediation Agreement, including, without limitation (and subject to the terms of the New Lease) the obligation to provide Consultant, and Consultant's employees, agents, and contractors, with access to the Property as set forth therein. Notwithstanding the foregoing, Buyer shall timely execute any assignment and/or assumption agreement reasonably requested by Consultant and/or Seller in connection with such assumption. Seller represents and warrants to Buyer that, to the best of Seller's knowledge, on the date of execution of this Agreement:
(i) Seller has performed all obligations of Seller to be performed under the Remediation Agreement on or before the date of execution of this Agreement; and
(ii) no event of default exists under the Remediation Agreement on the part of either party and no condition exists that, with the passage of time or otherwise, would give rise to an event of default under the Remediation
Agreement. Buyer acknowledges and agrees that performance of Consultant's obligations under the Remediation Agreement will continue in, on, under, and/or about the Property after the Close of Escrow and may continue after the expiration or earlier termination of the New Lease. Buyer further acknowledges and agrees that neither Seller nor Consultant can accurately estimate the time for completion of performance of Consultant's obligations under the Remediation Agreement.

                  (c) Waiver of Hazardous Materials Claims Against Seller. Buyer shall have the right for a period of ninety (90) days following the latest of the following to occur ("Inspection Period"): (i) the Closure Certification Date; (ii) the expiration or earlier termination of the New Lease; or (iii) surrender of possession of the Property by Seller; to conduct such testing and inspections as Buyer reasonably deems necessary or appropriate in order to determine whether or not any Hazardous Materials (other than those previously disclosed to Buyer, including, without limitation, those subject to the Remediation Agreement, the Hillview Avenue Order, and the Regional Order) are then present in the soil beneath the pads of the Buildings in sufficient quantities to require remediation under applicable environmental laws, and to provide written notice of the presence of such Hazardous Materials to Seller (such additional remediation shall be referred to herein as the "Additional Environmental Work"). If Buyer reasonably determines that any Additional

Environmental Work is required, all such Additional Environmental Work shall be done at the reasonable direction of Buyer, but at Seller's reasonable cost and expense. Seller acknowledges and agrees that the cost of such work may be paid through the Environmental Insurance or otherwise deducted from the Security Deposit given by Seller pursuant to the New Lease. Buyer shall notify Seller in writing not less than two (2) business days prior to Buyer and/or Buyer's representatives conducting any excavations, investigations, sampling, testing, analysis (collectively referred to herein as the "Investigation Activities") and/or remediation activity relating to the Property, whether such Investigation Activities are conducted in, on, under, or off the Property, and Seller and/or Seller's representatives shall have the right to be present during any such Investigation Activities and/or remediation activity conducted by Buyer and/or Buyer's representatives. In addition, during the Inspection Period, Seller may conduct independent testing of any areas of the Property which could be subject to Additional Environmental Work and any samples obtained by Buyer ("Seller's Investigation Activities"). Upon request from Seller, Buyer shall provide Seller with "split" samples of any samples taken from any location as part of Investigation Activities conducted by Buyer and/or Buyer' representatives in accordance with this section. Seller shall notify Buyer in writing not less than two (2) business days prior to conducting any Seller's Investigation Activities relating to the Property, whether such Seller's Investigation Activities are conducted in, on, under, or off the Property, and Buyer and/or Buyer's representatives shall have the right to be present during any such Seller's Investigation Activities conducted by Seller and/or Seller's representatives. Upon request from Buyer, Seller shall provide Buyer with "split" samples of any samples taken from any location as part of Investigation Activities conducted by Seller and/or Seller's representatives in accordance with this section. Other than with respect to claims arising: (i) under the Remediation Agreement; (ii) in connection with obtaining any Site Closure Certification; (iii) which are required to be remediated as Additional Environmental Work; or (iv) in connection with a breach by Seller of Seller's obligations under the New Lease, Buyer shall have no right to assert any claim(s) against Seller, and/or any of Seller's directors, officers, shareholders, employees, agents, or contractors (other than Consultant and the Environmental Insurers), and/or any of their respective successors and assigns, arising from the presence of Hazardous Materials in, on, under, or about the Property, whenever occurring, whether presently known or unknown, and Buyer does hereby waive, deny, disclaim, and release any and all such claims, liabilities, charges, costs, damages, and/or expenses (including without limitation reasonable attorneys' fees and costs). In connection with the foregoing, Buyer waives the protections of Section 1542 of the California Civil Code, which states as follows: "General Release--Claims Extinguished. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  (d) Site Closure. Buyer acknowledges that the Property, and/or portions thereof, may require a Site Closure Certification. Seller, at its sole cost and expense, shall take all action required to obtain such Site Closure Certification, if required, prior to the expiration of the term of the New Lease. If Seller determines that a Site Closure Certification is not required, Seller shall deliver evidence reasonably satisfactory to Buyer that a Site Closure Certification is not required. For purposes of this paragraph, a letter signed by Consultant delivered to Buyer and to any Certifying Agencies certifying that a Site Closure Certification is not required with respect to surrender of the Property to Buyer by Seller and/or Stellex shall be deemed satisfactory to Buyer.

         25. Consent of Master Landlord. Intentionally Omitted

         26. Post Closing Indemnity. Buyer shall indemnify, defend, and hold Seller harmless from and against any and all liabilities, charges, claims, costs, damages, and expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of any failure or alleged failure by Buyer to perform any of the obligations of Buyer relating to the Property, including, without limitation, all obligations of Buyer as successor tenant under the Master Lease, and, except as set forth in the Remediation Agreement, all other documents and agreements in effect concerning the Property, and as tenant in possession under all laws affecting the Property, as well as any Hazardous Materials contamination of the Property, whenever occurring, unless such contamination was not disclosed by Seller to Buyer prior to the Close of Escrow, and such contamination is shown by Buyer through clear and convincing evidence to have resulted from the sole active negligence or intentional act of Seller and/or Seller's employees, agents, or contractors. This indemnity shall survive the Close of Escrow and recordation of the deed.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


SELLER:                                      BUYER:

WATKINS-JOHNSON COMPANY,                     THE BOARD OF TRUSTEES OF THE LELAND
a California corporation                     STANFORD JUNIOR UNIVERSITY, a body
                                             having corporate powers under the
                                             laws of the State of California


/s/ Scott G. Buchanan                        /s/ L. R. Hoagland, Jr.
---------------------------------------      -----------------------------------
By: Scott G. Buchanan                        By:  Stanford Management Company
---------------------------------------      Its: President
Its:  Executive Vice President and CFO
      ---------------------------------

                           ACCEPTANCE BY ESCROW HOLDER


         The undersigned First American Title Guaranty Company hereby acknowledges receipt of a fully executed original of the foregoing Agreement for Assignment of Leasehold Interest, Sublease of Property, Leaseback of Real Property, and Joint Escrow Instructions, or a true copy thereof, and agrees to act as the Escrow Holder for the transactions contemplated thereunder.

                                       ESCROW HOLDER:

                                       FIRST AMERICAN
                                       TITLE GUARANTY COMPANY


Dated:  September 30, 1999             /s/ P. J. Larkin
                                       ----------------------------------
                                       By: P. J. Larkin
                                       ----------------------------------
                                       Its: Assistant Secretary
                                       ----------------------------------

                 AGREEMENT FOR ASSIGNMENT OF LEASEHOLD INTEREST,
                SUBLEASE OF PROPERTY, LEASEBACK OF REAL PROPERTY
                          AND JOINT ESCROW INSTRUCTIONS



                              SCHEDULE OF EXHIBITS


EXHIBIT A - Legal Description of the Leased Land
EXHIBIT B - The Master Lease
EXHIBIT C - The Sublease
EXHIBIT D - Legal Description of the Building 6 Property
EXHIBIT E - Legal Description of the Driveway
EXHIBIT F - The Remediation Agreement
EXHIBIT G - The Preliminary Report
EXHIBIT H - Master Lease Assignment Agreement
EXHIBIT I - The New Lease
EXHIBIT J - The Demolition Plan
EXHIBIT K - The Subordination Agreement
EXHIBIT L - The Natural Hazards Report
EXHIBIT M   Environmental Assignment
EXHIBIT N   Merger Acknowledgment